Exhibit 10.4

2009 ROWAN COMPANIES, INC.

INCENTIVE PLAN

(as Amended and Restated and

as Assumed and Adopted by Rowan Companies plc,

Effective May 4, 2012)

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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ANNEX 1	22

ANNEX 2	25

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2009 ROWAN COMPANIES, INC.

INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. This 2009 Rowan Companies, Inc. Incentive Plan, as amended and restated and as assumed and adopted by the Company (as defined below), effective May 4, 2012, and as amended from time to time (the “Plan”), is intended to promote the interests of the Company and its shareholders by promoting performance and encouraging Employees of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly. The Plan replaces the 2005 Rowan Companies, Inc. Long-Term Incentive Plan (the “Prior Plan”) and no further awards shall be made under the Prior Plan after the Effective Date hereof.

1.2 Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Act” means the U.K. Companies Act of 2006.

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in Code Section 424(e)), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Code Section 424(f)) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Code Sections 414(b) or (c)) with the Company. For the purposes of the definition of Employee, Affiliate shall mean any company which is a subsidiary or holding company of the Company, or which is a subsidiary of a holding company of the Company, within the meaning given to those terms in Section 1159 of the Act.

“Awards” means, collectively, Options, Bonus Shares, Share Appreciation Rights, Restricted Share Units, Restricted Shares, or Performance Awards.

“Board” has the meaning set forth in Section 1.1 of the Plan.

“Bonus Shares” means Shares described in Article IV of the Plan.

“Change in Control” shall be deemed to have occurred upon any of the following events:

(a) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Affiliate, (iv) a company owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting shares of the Company then outstanding;

(b) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(c) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election to the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the compensation committee of the Board, or any other committee of the Board designated by the compensation committee for specific purposes as provided in applicable resolutions.

“Company” means Rowan Companies plc, a public limited company incorporated under English law.

“Director” means an individual who is a member of the Board.

“Effective Date” means May 5, 2009.

“Employee” means any person who is on the payroll records of the Company or an Affiliate and actively providing services as an employee.

“Employment” includes any period in which a Participant is an Employee.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” or “FMV Per Share” means, in the case of a Share on a particular day, the volume weighted average price of the Share for that day, as reported by Bloomberg, Inc. as of 4:00 p.m. Eastern Time on that day (or at the close of trading on the New York Stock Exchange, if earlier) or, if Bloomberg, Inc. does not report a volume weighted average price of the Share for that day, for the last preceding day on which such the volume weighted average price of the Share is so reported. If Bloomberg, Inc. or any successor of Bloomberg, Inc. ceases to report volume weighted average prices or if on any given day the Fair Market Value is not ascertainable under the method described above for any other reason, the Committee shall adopt another appropriate method of determining Fair Market Value.

“Full Value Awards” shall mean any Award denominated in or determined by reference to Shares, other than Options or Share Appreciation Rights.

“Incentive Option” means any Option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Incumbent Board” has the meaning set forth in paragraph (e) of the definition of “Change in Control” under this Section 1.2.

“Non-Qualified Option” means an Option not intended to satisfy the requirements of Code Section 422 that is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Shares granted pursuant to the provisions of the Plan and includes either an Incentive Option or a Non-Qualified Option, or both, as applicable.

“Option Expiration Date” means, with respect to an Option, the date determined by the Committee, which shall not be more than 10 years after the date of grant of such Option.

“Optionee” means a Participant who has received an Option.

“Participant” means any Employee granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, that, if earned, shall be payable in Shares.

“Plan” has the meaning set forth in Section 1.1 of the Plan.

“Prior Plan” means the 2005 Rowan Companies, Inc. Long-Term Incentive Plan.

“Restricted Period” means, with respect to an Award, the period established by the Committee during which such Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Shares” means one or more Shares, prior to the lapse of restrictions thereon, granted under Article VI of the Plan.

“Restricted Share Unit” means an Award, granted pursuant to Article VII of the Plan, of the right to receive Shares issued at the end of a Restricted Period.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share” means a Class A ordinary share of the Company, nominal value $0.125 per share.

“Share Appreciation Rights” means an Award granted pursuant to Article V of the Plan.

“Spread” has the meaning set forth in Section 5.1 of the Plan.

1.3 Shares Subject to the Plan.

(a) Plan and Award Limitations. The maximum number of Shares that may be issued under the Plan shall be 4,500,000 Shares, all of which may be issued as Full Value Awards under the Plan. The maximum number of Shares that may be issued under the Plan pursuant to Incentive Options shall be 4,500,000 Shares.

Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to Awards:

(i) no Participant may be granted, during any one-year period, Awards consisting of Options or Share Appreciation Rights that are exercisable for more than 1,500,000 Shares; and

(ii) no Participant may be granted, during any one-year period, Awards denominated in Shares covering or relating to more than 1,500,000 Shares (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Share-Based Awards Limitations”).

(b) Adjustment of Limitations. In the event that at any time after the Effective Date the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, share split, share dividend, combination of shares or the like, the aggregate number and class of securities available, and each of the limitations on Awards set forth above, including the Share-Based Awards Limitations and other limitations set forth above, shall be ratably adjusted by the Committee. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares subject to the Plan and each Participant’s proportionate interest remain substantially as before the occurrence of such event, the Committee shall, in such manner as it may deem equitable, adjust (a) the number of Shares with respect to which Awards may be granted under the Plan, (b) the number of Shares subject to outstanding Awards, and (c) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. The Committee’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

(c) Share Counting and Forfeitures. In the event the number of Shares to be delivered upon the exercise or payment of any Award granted under the Plan or the Prior Plan is reduced for any reason, including the withholding of Shares for the payment of taxes or exercise price, or in the event any Award (or portion thereof) granted under the Plan or the Prior Plan can no longer under any circumstances be exercised or paid, the number of Shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares that cease to be subject to an Award because of the exercise of the Award or the vesting of a Restricted Share Award or similar Award shall no longer be subject to or available for any further grant under the Plan; provided, however, that Shares that are not issued in connection with the exercise or settlement of an Award shall thereafter be available under the Plan for the grant of additional Awards. Shares issued pursuant to the Plan (x) may be newly allotted and issued Shares, Shares that have been acquired by the trustees of an employee benefit trust established in connection with the Plan, or Shares acquired in the open market and (y) shall be fully paid and nonassessable. No fractional Shares shall be issued under the Plan. In the event that any fractional Shares that would otherwise be issuable hereunder, the number of Shares issuable shall be rounded down to the nearest whole number.

1.4 Administration of the Plan.

The Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of the Plan, such powers to include the authority (within any limitations described in the Plan) to:

(a) select the Employees to be granted Awards under the Plan;

(b) establish such restrictions, terms and conditions as it determines in its sole discretion with respect to each Award;

(c) establish objectives and conditions for earning Awards;

(d) determine the terms and conditions of Award agreements (which shall not be inconsistent with this Plan) and who must sign each Award agreement;

(e) determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid at the end of an applicable performance period;

(f) except as otherwise provided in Section 1.7, modify the terms of Awards made under this Plan;

(g) determine if, when and under what conditions payment of all or any part of an Award may be deferred;

(h) determine whether the amount or payment of an Award should be reduced or eliminated;

(i) determine the guidelines and/or procedures for the payment or exercise of Awards;

(j) determine whether a Performance Award should qualify, regardless of its amount, as deductible in its entirety for U.S. federal income tax purposes, including whether a Performance Award should qualify as performance-based compensation;

(k) recoup from Participants all or a portion of the amounts granted or paid under the Plan if the Company’s reported financial or operating results are materially and negatively restated within five years of the grant or payment of such amounts;

(l) recoup from Participants who engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or Employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the amounts granted or paid under the Plan within five years of such conduct;

(m) make, amend and rescind such rules as it deems necessary or advisable for the proper administration of the Plan, including adopting sub-plans to the Plan or special terms for Awards granted to Participants in countries outside the United Kingdom and the United States;

(n) interpret the Plan and all Awards under the Plan;

(o) make all other determinations necessary or advisable for the administration of the Plan;

(p) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent that the Committee deems desirable to effectuate the Plan; and

(q) enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Affiliates to facilitate the administration of Awards under the Plan.

Any action taken or determination made by the Committee pursuant to this or any other provision of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any grantee, holder or beneficiary of an Award, any shareholder and any Employee. The Committee may delegate any of its authority to any one or more members of the Board or to any other committee of the Board, provided such delegation is made in writing and specifically sets forth such delegated authority.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the fullest extent permitted by law and subject to the following provisions.

Nothing in this Section 1.4 shall exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

Notwithstanding any provision in this Plan to the contrary, the Company does not make any indemnity in respect of:

(i)	any claim brought against a director of the Company or of any associated company (for purposes of this Sections 1.4 (i–ii) only, a “Director”) brought by the Company or an associated company for negligence, default, breach of duty or breach of trust;

(ii)	any liability of a Director to pay:

(1)	a fine imposed in criminal proceedings; or

(2)	a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising);

(3)	any liability incurred by a Director:

(A)	in defending any criminal proceedings in which he is convicted;

(B)	in defending any civil proceedings brought by the Company or an associated company in which judgment is given against him; or

(C)	in connection with any application under Section 661(3) or (4) of the Act or Section 1157 of the Act in which the court refuses to grant the Director relief.

For the purpose of this Section 1.4, “company” means a company formed and registered under the Act, references to a conviction, judgment or refusal of relief are to the final decision in the relevant proceedings which shall be determined in accordance with Section 234(5) of the Act and references to an “associated company” are to an associated company of the Company within the meaning of the Act.

1.5 Granting of Awards to Participants. The Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees as may be selected by it, subject to the terms and conditions set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Committee may consider the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates and any other factors that it may deem relevant.

Awards may also be granted under an Annex to the Plan. Non-Employee Directors are not eligible to be granted Awards under the main rules of the Plan and shall only be eligible to participate in Awards granted under an Annex to the Plan. All Awards made under the Plan may be settled in Shares only. Any Award that may be settled in cash, or in cash or Shares, shall be granted only under an Annex to the Plan.

1.6 Term of Plan. If not sooner terminated under the provisions of Section 1.7, the Plan shall terminate upon, and no further Awards shall be made after, the 10th anniversary of the Effective Date.

1.7 Amendment and Discontinuance of the Plan. The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that subject to Section 10.10, no amendment, suspension or termination of the Plan may, without the written consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; and provided further that no amendment shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of any securities market or exchange on which the Shares are then listed. Notwithstanding the foregoing, the Board may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Participants.

ARTICLE II

NON-QUALIFIED OPTIONS

2.1 Eligibility. The Committee may grant Non-Qualified Options to purchase Shares to any Employee. Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom such Non-Qualified Option is granted in such form as the Committee shall provide.

2.2 Exercise Price. The exercise price to be paid for each Share deliverable upon exercise of each Non-Qualified Option granted under this Article II shall not be less than 100% of the FMV Per Share on the date of grant of such Non-Qualified Option.

2.3 Terms and Conditions of Non-Qualified Options. Non-Qualified Options shall be in such form as the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions (including, but not limited to conditions of vesting or exercise of the Options), not inconsistent with the Plan, as the Committee shall deem desirable:

(a) Option Period and Conditions and Limitations on Exercise. No Non-Qualified Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Non-Qualified Option shall be exercisable at such time or times as the Committee, in its discretion, may determine at the time such Non-Qualified Option is granted

(b) Manner of Exercise. In order to exercise a Non-Qualified Option, the person or persons entitled to exercise such Non-Qualified Option shall deliver to the Company or its designee payment in full for (i) the Shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Non-Qualified Option shall be (x) in cash or by check payable and acceptable to the Company or its designee, or (y) with the consent of the Committee, which may be granted or withheld in the Committee’s sole discretion, and upon compliance with such instructions as the Committee may specify, the Company or its designee may deliver certificates for the Shares for which the Non-Qualified Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company or its designee on the person’s behalf from the proceeds of such sale the full amount of the exercise price, plus all required withholding taxes.

(c) Alternative Payment for Stock. With the consent of the Committee, which may be granted or withheld in the Committee’s sole discretion, and upon compliance with such instructions as the Committee may specify, payment of the exercise price or withholding may be made, in whole or in part, with Shares with respect to which the Option is being exercised. If payment is to be made in such manner, then the Participant shall deliver to the Company or its designee a notice of exercise as to the number of Shares to be issued to the Participant as well as the number of Shares to be retained by the Company in payment. In such case, the notice of exercise shall include (A) a statement directing the Company to retain the number of Shares from the exercise of the Options the Fair Market Value (as of the date of delivery of such notice) of which is equal to the portion of the exercise price and/or tax withholding with respect to which the Participant intends to make payment, and (B) such additional payment in cash as shall be necessary, when added to the consideration paid with Shares subject to the Option, to pay the exercise price and tax withholding in full for all such Shares. If the Company or an Affiliate is required to withhold on account of any applicable tax imposed as a result of the exercise of an Option by retention of optioned Shares under this Section, the Shares retained shall include an additional number of Shares whose Fair Market Value equals the amount thus required to be withheld at the applicable minimum statutory rate or other applicable withholding rate.

(d) Transfer of Non-Qualified Options. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than (i) by will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order, and during the lifetime of the Participant to whom any such Non-Qualified Option is granted, it shall be exercisable only by the Participant (or his guardian). The Committee may, in its discretion, provide in an Option agreement or otherwise that any Non-Qualified Option may be transferred in whole or in part.

Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Non-Qualified Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee and shall, at the sole discretion of the Committee, result in forfeiture of the Non-Qualified Option with respect to the Shares involved in such attempt. Any Non-Qualified Option that is transferred in accordance with the provisions of this Section 2.3(d) may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Options pursuant to the transfer.

(e) Listing and Registration of Shares. Each Non-Qualified Option shall be subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the Shares subject to such Non-Qualified Option under any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Non-Qualified Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

2.4 Option Repricing. Except as provided in Section 1.3(b), the Committee, subject to shareholder approval, may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, cash or other Awards, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

ARTICLE III

INCENTIVE OPTIONS

The terms specified in this Article III shall be applicable to all Incentive Options. Except as modified by the provisions of this Article III, all of the provisions of Article II shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Article III.

3.1 Eligibility. Incentive Options may only be granted to Employees who are treated as “employees” of the Company or one of its subsidiaries under Code Section 422.

3.2 Exercise Price. The exercise price per Share shall not be less than 100% of the FMV Per Share on the date of grant of the Incentive Option.

3.3 Limited Transfer of Incentive Options. No Incentive Option granted hereunder (a) shall be transferable other than by will or by the laws of descent and distribution and (b) except as permitted under Code Section 422, shall be exercisable during the Optionee’s lifetime by any person other than the Optionee (or his guardian).

3.4 Option Period and Conditions and Limitations on Exercise. No Incentive Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Incentive Option shall be exercisable at such time or times as the Committee, in its discretion, may determine at the time such Incentive Option is granted.

3.5 Option Repricing. Except as provided in Section 1.3(b), the Committee, subject to shareholder approval, may grant to holders of outstanding Incentive Options, in exchange for the surrender and cancellation of such Incentive Options, cash or other Awards, new Incentive Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Incentive Options so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

ARTICLE IV

BONUS SHARES

The Committee may, from time to time and subject to the provisions of the Plan, grant Bonus Shares to Employees. Such grants of Bonus Shares shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Committee or pursuant to Section 10.1. Bonus Shares shall be Shares that are not subject to a Restricted Period under Article VI.

ARTICLE V

SHARE APPRECIATION RIGHTS

The Committee is authorized to grant Share Appreciation Rights to Employees on the following terms and conditions:

5.1 Right to Payment. A Share Appreciation Right shall confer on the Participant to whom it is granted, upon exercise thereof, a right to receive Shares, the value of which is equal to the excess of (i) the FMV Per Share on the date of exercise over (ii) the FMV Per Share on the date of grant (such excess, the “Spread”) with respect to a specified number of Shares. Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Share Appreciation Right may not exceed a specified amount.

5.2 Terms. The Committee shall determine at the date of grant the time or times at which and the circumstances under which a Share Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, whether or not a Share Appreciation Right shall be in tandem or in combination with any other Award and any other terms and conditions of any Share Appreciation Right.

5.3 Repricing. Except as provided in Section 1.3(b), the Committee, subject to shareholder approval, may grant to holders of outstanding Share Appreciation Rights, in exchange for the surrender and cancellation of such Share Appreciation Rights, cash or other Awards, new Share Appreciation Rights having exercise prices lower (or higher with any required consent) than the exercise price provided in the Share Appreciation Rights so surrendered and canceled and containing such other terms and conditions as the Committee may deem appropriate.

ARTICLE VI

RESTRICTED SHARES

6.1 Eligibility. All Employees shall be eligible for grants of Restricted Shares.

6.2 Restrictions; Restricted Shares Held in Escrow or Trust. Restricted Shares shall be subject to such restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Code Section 83) and restrictions on transfer by the Participant as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such Shares.

Each certificate representing Restricted Shares awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, until such time as the restrictions on transfer have lapsed. The grantee of Restricted Shares shall have all the rights of a shareholder with respect to such Shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such Shares; provided, however, that the Committee may in the Award restrict the Participant’s right to dividends until the restrictions on the Restricted Share lapse. Any certificates representing Restricted Shares shall bear a legend substantially similar to the following:

The Shares represented by this certificate have been issued pursuant to the terms of the 2009 Rowan Companies, Inc. Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated             , 20    .

6.3 Forfeiture of Restricted Shares. If, for any reason, the restrictions imposed by the Committee upon Restricted Shares are not satisfied at the end of the Restricted Period, any Restricted Shares remaining subject to such restrictions shall thereupon be forfeited by the Participant and transferred to an employee benefit trust established in connection with the Plan, and the Participant may be required to complete certain documents in order to effectuate the transfer.

6.4 Delivery of Shares. Pursuant to Section 10.5 of the Plan and subject to the withholding requirements of Article XI of the Plan, at the expiration of the Restricted Period, a certificate evidencing the Restricted Shares (to the nearest full share) with respect to which the Restricted Period has expired shall be delivered without charge to the Participant or his personal representative (including delivery by DWAC to the Participant’s broker), free of all restrictions under the Plan.

ARTICLE VII

RESTRICTED SHARE UNITS

The Committee is authorized to grant Restricted Share Units to Employees, which are rights to receive a specified number of Shares at the end of a specified Restricted Period, subject to such terms and conditions as the Committee shall determine.

7.1 Award and Restrictions. Satisfaction of a Restricted Share Unit shall occur upon expiration of the Restricted Period specified for such Restricted Share Units by the Committee. In addition, Restricted Share Units shall be subject to such restrictions (which may include a risk of forfeiture), if any, as the Committee may impose in its sole discretion, which restrictions may lapse at the expiration of the Restricted Period or at earlier specified times (including times based on achievement of performance goals and/or future service requirements), separately or in combination, as the Committee may determine in its sole discretion to be appropriate or advisable for any Award.

7.2 Forfeiture. Except as otherwise determined by the Committee or as may be set forth in any Award or other agreement pertaining to a Restricted Share Unit, upon termination of Employment or services during the applicable Restricted Period or portion thereof to which forfeiture conditions apply, all Restricted Share Units that are at that time subject to forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases which it determines appropriate or advisable waive in whole or in part the forfeiture of Restricted Share Units.

7.3 Performance Goals. To the extent the Committee determines that any Award granted pursuant to this Article VII shall constitute performance-based compensation for purposes of Code Section 162(m), the grant or settlement of the Award shall, in the Committee’s discretion, be subject to the achievement of performance goals determined and applied in a manner consistent with Section 8.2.

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards. The Committee may grant Performance Awards to Employees based on performance criteria measured over a period specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8.2 in the case of a Performance Award which is intended to meet the requirements of Code Section 162(m).

8.2 Performance Goals. The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 8.2.

(a) General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to an Employee which is intended to meet the requirements of the performance-based exception of Code Section 162(m), performance goals shall be designed to be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b) Business Criteria. With respect to any Performance Award granted to an Employee which is intended to meet the requirements of the performance-based exception of Code Section 162(m), one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses, geographical units or of the Company, or individual Employees (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per share; (ii) price per share; (iii) revenues; (iv) cash flow; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) return on capital employed; (x) economic value added; (xi) gross margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation and amortization (“EBITDA”); (xv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvi) operating income; (xvii) total shareholder return; (xviii) debt reduction; (xix) budget compliance; (xx) safety and environmental performance; (xxi) utilization of, and day rates achieved for, offshore and onshore drilling rigs; (xxii) downtime for offshore and onshore rigs under contract; (xxiii) procurement efficiency; (xxiv) capital expenditures, including adherence to budget and schedule; (xxv) market share; and (xxvi) customer satisfaction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index or internal benchmark deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof or a group of comparable companies.

(c) Timing for Establishing Performance Goals. With respect to any Performance Award granted to an Employee which is intended to meet the requirements of the performance-based exception of Code Section 162(m), performance goals in the case of any Award granted to a Participant shall be established by the Committee prior to the earlier to occur of (i) 90 days after the beginning of any performance period applicable to such Performance Award, or (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is uncertain.

(d) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award that is intended to comply with Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Employment of the Participant prior to the end of a performance period or settlement of Performance Awards, subject to Code Section 162(m) if applicable.

(e) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award and the achievement of performance goals relating to Performance Awards shall be made in a written agreement or other document covering the Performance Award. The Committee may not delegate any responsibility relating to such Performance Awards.

(f) Status of Performance Awards under Code Section 162(m). It is the intent of the Company that certain of the Performance Awards shall constitute “performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of this Section 8.2 shall be interpreted in a manner consistent with Code Section 162(m).

ARTICLE IX

[RESERVED]

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1 Vesting and Other General Provisions. Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. In addition, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Employment by the Participant and terms permitting a Participant to make elections relating to his Award which are not inconsistent with the Plan. Notwithstanding the foregoing, except in the case of terminations of Employment due to death, disability, retirement or Change in Control, (i) any Full Value Award under the Plan to an Employee shall not become 100% vested until such Employee has been employed for at least three years from the date of grant, and (ii) any Full Value Award which is a Performance Award granted to an Employee shall not become 100% vested until the Employee has been employed for at least one year from the date of grant. The preceding sentence shall be construed to permit any such Award to vest ratably over such three-year period and to be up to 25% vested immediately upon date of grant. The foregoing vesting requirement shall not apply to Awards made to Employees (in the aggregate) not exceeding 5% of the total Shares available for Awards as of the Effective Date. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. The Committee may amend an Award; provided, however, that, subject to Section 10.10, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that, subject to Section 10.10, the Committee shall not have discretion to accelerate or waive any term or condition of an Award if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Act, no consideration other than services may be required for the grant of any Award.

10.2 Stand-Alone, Additional, Tandem and Substitute Awards. Subject to the Plan limitations on repricing of Options and Share Appreciation Rights, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 10.2 shall be effective only to the extent that such action will not cause (a) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, (b) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Code Section 162(m) to fail to qualify as such performance-based compensation or (c) any Award to violate the Act.

10.3 Term of Awards. The term or Restricted Period of each Award that is an Option, Share Appreciation Right, Restricted Share Unit or Restricted Share shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any such Award exceed a period of 10 years (or such shorter terms as may be required in respect of an Incentive Stock Option under Code Section 422).

10.4 Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that the Committee shall not accelerate settlement if such discretion would result in adverse tax consequences to the Participant under Code Section 409A. Installment or deferred payments may be required by the Committee (subject to Section 1.7 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement); provided, however, that no deferral shall be required or permitted by the Committee if such deferral would result in adverse tax consequences to the Participant under Code Section 409A. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in Shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended.

10.5 Vested and Unvested Awards. After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award granted to a Participant pursuant to the Plan, the following shall be delivered to such Participant: (a) with respect to an Award of Restricted Shares, a certificate, without the legend set forth in Section 6.2, for the number of Shares that are no longer subject to such restrictions, terms and conditions; (b) with respect to an Award of Restricted Share Units, a certificate for the number of Shares equal to the number of Shares earned; and (c) with respect to an Award of Share Appreciation Rights or Performance Awards, a certificate for the number of Shares equal in value to the number of Share Appreciation Rights or amount of Performance Awards vested. The number of Shares which shall be issuable upon exercise of a Share Appreciation Right or earning of a Performance Award shall be determined by dividing (1) by (2) where (1) is the number of Shares as to which the Share Appreciation Right is exercised multiplied by the Spread or the amount of Performance Award that is earned and payable, as applicable, and (2) is the FMV Per Share on the date of exercise of the Share Appreciation Right or the date the Performance Award is earned and payable, as applicable. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, Restricted Shares, Restricted Share Units, Share Appreciation Rights or Performance Awards, as the case may be, shall either be forfeited to the Company or transferred to an employee benefit trust established in connection with the Plan, as applicable, or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Committee with respect to such Award.

10.6 Securities Requirements. No Shares will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by applicable securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any securities market or exchange upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

10.7 Transferability.

(a) Transfer of Awards and Options. Except as may be otherwise provided by the Committee in an Award agreement or otherwise, no Award and no right under the Plan, contingent or otherwise, other than Bonus Shares or Restricted Shares as to which restrictions have lapsed, will be (i) assignable, saleable or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 10.7(a) shall be void and ineffective for all purposes.

(b) Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive deliveries of Shares or otherwise exercise rights under the Plan. The legal representative of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

10.8 Rights as a Shareholder.

(a) No Shareholder Rights. Except as otherwise provided in Section 10.8(b), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a shareholder with respect to any Shares until such person becomes the holder of record. Except as otherwise provided in Section 10.8(b), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Share certificate is issued.

(b) Holder of Restricted Shares. Unless otherwise approved by the Committee prior to the grant of a Restricted Share Award, a Participant who has received a grant of Restricted Shares or a permitted transferee of such Participant shall not have any rights of a shareholder until such time as a Share certificate has been issued with respect to all, or a portion of, such Restricted Share Award.

10.9 Listing and Registration of Shares. The Company, in its discretion, may postpone the issuance and/or delivery of Shares upon any exercise of an Award until completion of such securities exchange listing, registration or other qualification of such Shares under any applicable law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

10.10 Change in Control.

(a) Change in Control. Unless otherwise provided in the Award, in the event of a Change in Control described in the definition of Change in Control under Section 1.2 of the Plan:

(i) the Committee may accelerate vesting and the time at which all Options and Share Appreciation Rights then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all unexercised Options and Share Appreciation Rights and all rights of Participants thereunder shall terminate, or the Committee may accelerate vesting and the time at which Options and Share Appreciation Rights may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii) the Committee may waive all restrictions and conditions of all Restricted Shares and Restricted Share Units then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control; and

(iii) the Committee may determine to amend Performance Awards or Cash Awards, or substitute new Performance Awards and or Cash Awards in consideration of cancellation of outstanding Performance Awards and any or Cash Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full and promptly paid to the Participants as of the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 10.10(a), the Committee shall not be required to take any action described in the preceding provisions of this Section 10.10(a), and any decision made by the Committee, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 10.10(a) shall be final, binding and conclusive with respect to the Company, all Participants and all other interested persons.

(b) Right of Cash-Out. If approved by the Board prior to or within 30 days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a 45-day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the “cash value” (defined below) of the Awards. Such right shall be exercised by written notice to all Participants. For purposes of this Section 10.10(b), the “cash value” of an Award shall equal the sum of (i) all cash to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option and (ii) in the case of any Award that is an Option, the excess of the FMV Per Share over the Option price, if any, multiplied by the number of Shares subject to such Award, as if such settlement or exercise occurred immediately prior to the Change in Control. The amount payable to each Participant by the Company pursuant to this Section 10.10(b) shall be paid in cash or by certified check and shall be reduced by any taxes required to be withheld. No acceleration of payment under this Section 10.10(b) shall be made in the event it would result in adverse tax consequences to the Participant under Code Section 409A.

ARTICLE XI

WITHHOLDING FOR TAXES

Any issuance of Shares pursuant to the exercise of an Option or in payment of any other Award under the Plan shall not be made until appropriate arrangements, satisfactory to the Company, have been made for the payment of any tax amounts (including U.K. tax, U.S. federal, state, local and other tax, foreign tax, as well as any social insurance contributions, national insurance contributions, payment on account, fringe benefit tax and any other tax-related items related to participation in the Plan and legally applicable to Participant, including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to Participant even if legally applicable to the Company or the Participant’s employer) that may be required to be withheld or paid by the Company or an Affiliate with respect thereto.

Such arrangements may, at the discretion of the Committee, include allowing the person to request the Company to withhold Shares being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto at the minimum statutory rate or other applicable withholding rate, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company. The Committee may designate alternative methods for withholding of tax amounts with respect to the Award in the notice or agreement evidencing the Award.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company or an Affiliate the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of Shares (at the minimum statutory rate or other applicable withholding rate) from such Award payment or exercise.

ARTICLE XII

MISCELLANEOUS

12.1 No Rights to Awards or Uniformity Among Awards. No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

12.2 Conflicts with Plan. In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

12.3 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

12.4 Governing Law. For Awards granted prior to May 4, 2012, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable U.S. federal law and the laws of the State of Texas with venue in Harris County, without regard to any conflict of laws principles. For Awards granted on or after May 4, 2012, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of England and Wales, without regard to any conflict of laws principles.

12.5 Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

12.6 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.7 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law.

12.8 Shareholder Agreements. The Committee may condition the grant, exercise or payment of any Award upon such person entering into a shareholders’ agreement in such form as approved from time to time by the Board.

12.9 Funding. Except as provided under Article VI of the Plan, no provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees under general law.

12.10 No Guarantee of Tax Consequences. None of the Board, the Company or the Committee makes any commitment or guarantee that any particular tax treatment will apply or be available to any person participating or eligible to participate hereunder.

12.11 Code Section 409A. All Awards under this Plan are intended either to be exempt from, or to comply with the requirements of Code Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention.

ANNEX 1

This Annex 1 to the 2009 Rowan Companies, Inc. Incentive Plan (the “Plan”) governs Awards granted to Non-Employee Directors of the Company under the Plan. Awards granted pursuant to this Annex 1 are subject to all of the terms and conditions set forth in the Plan and Annex 2, except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan as indicated.

ARTICLE I

INTRODUCTION

1.1 Purpose. The following paragraph shall replace Section 1.1 of the Plan with respect to Awards granted to Non-Employee Directors:

This Annex 1 to the Plan is intended to promote the interests of the Company and its shareholders by promoting performance and encouraging Non-Employee Directors (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board also contemplates that through the Plan the Company will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly. The Plan replaced the Prior Plan and no further awards have been made under the Prior Plan after the Effective Date hereof.

1.2 Definitions. As used in this Annex 1, the following terms shall have the meanings set forth below:

“Non-Employee Director” means a Director who is not an Employee.

“Non-Employee Director Option” means an Option not intended to satisfy the requirements of Code Section 422.

“Participant” means, for purposes of any Award granted under this Annex 1, any Non-Employee Director granted an Award under the Plan.

1.4 The following paragraph shall supplement Section 1.4 of the Plan

The Committee shall have the authority to select the Non-Employee Directors to be granted Awards under the Plan.

Any action taken or determination made by the Committee pursuant to Section 1.4 or any other provision of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any grantee and any Non-Employee Director.

1.5 The following sentences supplement Section 1.5 of the Plan:

No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Committee must be ratified by the Board.

ARTICLE II

NON-QUALIFIED OPTIONS

2.1 Eligibility. The following paragraph shall replace Section 2.1 of the Plan:

The Committee may grant Non-Qualified Options to purchase Shares to any Non-Employee Director. Each Non-Qualified Option granted hereunder shall be evidenced by a written agreement between the Company and the individual to whom such Non-Qualified Option is granted in such form as the Committee shall provide.

ARTICLE IV

BONUS SHARES

The following paragraph shall replace Article IV of the Plan:

The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Bonus Shares to Non-Employee Directors. Such grants of Bonus Shares shall be in consideration of performance of services by the Participant without additional consideration, except as may be required by the Committee or pursuant to Section 10.1. Bonus Shares shall be Shares that are not subject to a Restricted Period under Article VI.

ARTICLE V

SHARE APPRECIATION RIGHTS

The following paragraph shall replace the first paragraph of Article V of the Plan:

The Committee is authorized to grant Share Appreciation Rights to Non-Employee Directors on the following terms and conditions:

ARTICLE VI

RESTRICTED SHARES

6.1 Eligibility. The following paragraph shall replace Section 6.1 of the Plan:

All Non-Employee Directors shall be eligible for grants of Restricted Shares.

ARTICLE VII

RESTRICTED SHARE UNITS

The following paragraph shall replace the first paragraph of Article VII of the Plan:

The Committee is authorized to grant Restricted Share Units to Non-Employee Directors, which are rights to receive a specified number of Shares or the Fair Market Value of such Shares in cash at the end of a specified Restricted Period, subject to such terms and conditions as the Committee shall determine.

ARTICLE VIII

PERFORMANCE AWARDS

8.1 Performance Awards. The following paragraph shall replace Section 8.1 of the Plan:

The Committee is authorized to grant Performance Awards to Non-Employee Directors based on performance criteria measured over a period specified by the Committee.

ARTICLE IX

CASH AWARDS

The following paragraph shall replace Article IX of the Plan:

The Committee is hereby authorized to grant to Non-Employee Directors, Cash Awards, which shall consist of a right which (a) is not an Award described in any other Article of the Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, cash as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Cash Awards, which shall be contained in a written agreement or other document covering such Awards.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.1 Vesting and Other General Provisions. The following sentence shall supplement Section 10.1 of the Plan:

The vesting requirement set forth in this Section 10.1 shall not apply to Awards to Non-Employee Directors.

ANNEX 2

This Annex 2 to the 2009 Rowan Companies, Inc. Incentive Plan (the “Plan”) governs Cash Awards granted hereunder and Awards granted under the Plan that are payable in cash, Shares or any combination thereof. Any Awards granted pursuant to this Annex 2 are subject to all of the terms and conditions set forth in the Plan (and, with respect to Awards granted to Non-Employee Directors, in Annex 1) except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan as indicated.

ARTICLE I

INTRODUCTION

1.2 Definitions. As used in this Annex 2, the following terms shall have the meanings set forth below:

“Awards” means, collectively, Options, Bonus Shares, Share Appreciation Rights, Restricted Share Units, Restricted Shares, Performance Awards, or Cash Awards.

“Cash Awards” means an award denominated in cash and not based on Shares.

“Performance Award” means an Award granted pursuant to Article VIII of the Plan, that, if earned, shall be payable in Shares, cash or any combination thereof as determined by the Committee.

“Restricted Share Unit” means an Award, granted pursuant to Article VII of the Plan, of the right to receive (a) Shares issued at the end of a Restricted Period, (b) the Fair Market Value of Shares paid in cash at the end of a Restricted Period or (c) a combination of Shares and cash, as determined by the Committee, paid at the end of a Restricted Period.

1.3 The following paragraph shall supplement Section 1.3 of the Plan:

No Participant may be granted Cash Awards in respect of any one-year period having a value determined on the date of grant in excess of $5,000,000.

ARTICLE V

SHARE APPRECIATION RIGHTS

5.2 Terms. The following sentence shall supplement Section 5.1 of the Plan:

Notwithstanding the foregoing, the Committee may provide, in its sole discretion, that the Spread covered by a Share Appreciation Right may be paid in cash.

ARTICLE VII

RESTRICTED SHARE UNITS

The following paragraph shall replace the first paragraph of Article VII of the Plan:

The Committee is authorized to grant Restricted Share Units to Employees, which are rights to receive a specified number of Shares or the Fair Market Value of such Shares in cash at the end of a specified Restricted Period, subject to such terms and conditions as the Committee shall determine.

ARTICLE VIII

PERFORMANCE AWARDS

8.2 Settlement of Performance Awards; Other Terms. The following sentence shall supplement Section 8.2(d):

Settlement of Performance Awards may be in cash or Shares as the Committee shall determine.

ARTICLE IX

CASH AWARDS

The following paragraph shall replace Article IX under the Plan:

The Committee is hereby authorized to grant to Employees Cash Awards, which shall consist of a right which (a) is not an Award described in any other Article of the Plan and (b) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, cash as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Cash Awards, which shall be contained in a written agreement or other document covering such Awards.

ARTICLE X

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

10.4 Form and Timing of Payment under Awards; Deferrals. The following provision shall supplement Section 10.4 of the Plan:

The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events; provided, however, that the Committee shall not accelerate settlement if such discretion would result in adverse tax consequences to the Participant under Code Section 409A. In the discretion of the Committee, Awards granted pursuant to Article VIII of the Plan may be payable in cash or Shares to the extent permitted by the terms of the applicable Award agreement and the Plan.

10.5 Vested and Unvested Awards. The following provisions supplements Section 10.5 of the Plan:

After the satisfaction of all of the terms and conditions set by the Committee with respect to an Award granted to a Participant pursuant to Annex 2 of the Plan, the following shall be delivered to such Participant: cash and/or a certificate for the number of Shares equal in value to the number of Restricted Share Units, Share Appreciation Rights or Performance Awards, as applicable.

10.7 Transferability. The following sentence supplements Section 10.7(b):

Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes disabled), or in the event of his death, his legal representative or beneficiary, may receive cash payments under the Plan.

10.10 Change in Control. The following provision supplements Section 10.10(a)(iii):

The Committee may determine to amend Cash Awards, or substitute new Cash Awards in consideration of cancellation of outstanding Cash Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full and promptly paid to the Participants as of the date of the Change in Control, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.